Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-133256) pertaining to the 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-60458) pertaining to the 2001 Stock Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-139589) pertaining to the 2001 Comprehensive Stock Plan of United Rentals, Inc., the Registration Statements (Form S-8 No.’s 333-74091 and 333-87903) pertaining to the options outstanding in connection with the 1997 Performance Award Plan of U.S. Rentals assumed pursuant to the merger with U.S. Rentals of United Rentals, Inc., the Registration Statements (Form S-8 No.’s 333-39770 and 333-98567) pertaining to the United Rentals, Inc. 401(k) Investment Plan and United Rentals, Inc. Acquisition Plan of United Rentals, Inc., the Registration Statement (Form S-8 No. 333-113787) pertaining to the 2001 Senior Stock Plan of United Rentals, Inc. and the Registration Statement (Form S-8 No. 333-116882) pertaining to the Deferred Compensation Plan for Directors of United Rentals, Inc. of our reports dated February 23, 2009 with respect to the consolidated financial statements and schedule of United Rentals, Inc. and the effectiveness of internal control over financial reporting of United Rentals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

New York, New York

February 23, 2009